UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 21, 2003

PRANDIUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-14051	33-0197361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Alton Parkway Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 863-8500

Not applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

On October 21, 2003, The Hamlet Group, Inc., an indirect operating subsidiary of Prandium, Inc. (the “Registrant”) filed a voluntary petition under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware, case number 03-13237(CGC) (the “Bankruptcy Court”). The Hamlet Group remains in possession of its assets and properties, and continues to operate its business and manage its properties as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

Additionally, the negotiations with Fuddruckers, Inc. regarding a sale of substantially all of the assets of The Hamlet Group as described in the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 10, 2003 have terminated. The Registrant is continuing to pursue strategic alternatives with respect to the operation of the business of The Hamlet Group, including, without limitation, a sale of substantially all of its assets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRANDIUM, INC.

October 27, 2003	/s/ HUGH G. HILTON
Hugh G. Hilton Chief Executive Officer